EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation  by  reference  in  the  Registration  Statement
(Form S-8) pertaining to the 1996 Incentive Stock Option Plan of Linear Technology Corporation of our reports dated July 17, 1998, with respect to the consolidated financial statements of Linear Technology Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 28, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


San Jose, California
July 28, 1999